Exhibit 99.1

FOR IMMEDIATE RELEASE

Takung Reports April Online Trading Transactions Up 390 Percent to $367 Million;

Company Adds Record 38 New Listings, Increasing Total Artworks on Platform to 107

Hong Kong, May 11, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems (collectively, “artwork”), today said that the purchase and sale of ownership units of its listed artwork generated a total transaction value of US$366.70 million in the 20-day trading month of April 2016. This represents a 390 percent increase on total transactions of US$74.87 million recorded in the 19-day trading month of April 2015.

The company said total transaction value for the first four months of 2016 reached US$1.18 Billion, a 333 percent increase on the total transaction value of $272.43 million recorded in the same period last year.

The company added a record 38 new listings in April, bringing the total number of artworks trading on its platform to 107. The next highest number of new listings for one month previously was ten in January of this year.

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide selected artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website. Currently, almost all of the traders on the platform are located in mainland China.

Takung generates revenue from listing fees ranging from 22.5 to 48 percent of the artwork’s offering price, as well as recurring revenue from trading commissions and nominal management fees. Takung may also receive annual fees from Offering Agents authorized to list artwork on the company’s platform.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. Most of the 107 current listings trade actively and have shown significant appreciation following their initial sale and introduction on the site. Each listing - with its initial offering price and current price and value - can be found on Takung’s corporate website at http://www.takungart.com/portfolio/listed-artwork.

“We are thrilled with the rapid acceleration of new listings this year, particularly in April,” said Takung CEO, Di Xiao. “With ownership units of over 100 portfolios being actively purchased and sold daily by a growing number of traders on the site, it continues to demonstrate the popularity and validity of the company’s shared ownership-of-art model.”

Mr. Xiao noted that April listing and trading activity – averaging over 18 million units daily - was unique in that strong investor demand for new listings coincided with the availability of a number of attractive pieces that qualified for listing. “April was unusual in the number of new listings and demand for these new listings and while we would hope to replicate this success, we do not expect to maintain this same level of listing activity, at least over the next few months.”

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.